Exhibit 99.3
[REG Logo]
Amendment to the Agreement
For
Pre-Construction Services
Between
Victory Renewable Fuels, LLC
and
Renewable Construction and Technology Group, LLC
The agreement for Pre-Construction Services executed on March 31, 2007 is amended in Section 2 of the agreement to extend the deadline for the down payment until August 31, 2007.

VICTORY RENEWABLE FUELS, LLC	RENEWABLE CONSTRUCTION
AND TECHNOLOGY GROUP, LLC

By	/s/ Allen L. Blauwet	By	/s/ William D. Raney

Print Name	Allen L. Blauwet	Print Name	William D. Raney

Print Title	President	Print Title	Sales Production Manager

Signed on behalf of Victory Renewable Fuels on June 25, 2007 by Allen L. Blauwet.

406 First Street
PO Box 68
Ralston, IA 51459
(712) 667-3500
Fax (712) 667-3599
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